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                                                                    EXHIBIT 23.1
                                                                Fiscal 2002 10-K
                                                             Outlook Group Corp.

                               OUTLOOK GROUP CORP.

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-46800 and 33-44075) of Outlook Group Corp. of our report dated June 27, 2002, relating to the financial statements and of our report dated June 27, 2002 relating to the financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 27, 2002